                                                            Draft dated 2/4/98

                                                                EXHIBIT 1


                               3,500,000 Shares

                               DSET CORPORATION

                                 Common Stock

                                (No Par Value)


                            UNDERWRITING AGREEMENT
                            ----------------------


                                                                 March __, 1998



BT Alex. Brown
BancAmerica Robertson Stephens
SoundView Financial Group, Inc.
As Representatives of the
   Several Underwriters
c/o  BT Alex. Brown Incorporated
One South Street
Baltimore, Maryland 21202

Gentlemen:

    DSET Corporation, a New Jersey corporation (the "Company"), and certain shareholders of the Company (the "Selling Shareholders") propose to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of 3,500,000 shares of the Company's Common Stock, no par value (the "Firm Shares"), of which 2,500,000 shares will be sold by the Company and 1,000,000 shares will be sold by certain of the Selling Shareholders. The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto, and the respective amounts to be sold by the Selling Shareholders are set forth opposite their names in
Schedule II hereto. The Selling Shareholders are sometimes referred to herein collectively as the "Sellers." Certain Selling Shareholders also propose to sell at the Underwriters' option an aggregate of up to 525,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below.

    As the Representatives, you have advised the Company and the Selling Shareholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

    In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.  Representations and Warranties of the Company and the Selling
    -------------------------------------------------------------
    Shareholders.
    ------------

    (a) The Company represents and warrants to each of the Underwriters as follows:

         (i) A registration statement on Form S-1 (File No. 333-43827) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. The Company has complied with the conditions for the use of Form S-1. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you and to the extent applicable, were identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462
    (b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means (a) the form of prospectus first filed with the Commission pursuant to Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A, and prior to the termination of the offering of the Shares by the Underwriters. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include the respective copies thereof filed with the Commission pursuant to EDGAR.

         (ii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New Jersey, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Company has no subsidiaries. The Company is duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification.

         (iii) The outstanding shares of Common Stock of the Company, including all shares to be sold by the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; the issued shares of Common Stock of the Company held by the Company as treasury stock, including all shares to be sold by the Company, have been duly authorized and validly issued; the portion of the Shares to be sold by the Company from its treasury stock, when paid for as contemplated herein, will be validly issued, fully paid and non-assessable; the portion of the Shares to be sold by the Selling Shareholders after exercise of options to purchase such Common Stock have been duly authorized and when issued and paid for in accordance with the terms of such options, will be validly issued, fully paid and non-assessable; the portion of the Shares to be sold by the Selling Shareholders after conversion of Preferred Stock into such Common Stock have been duly authorized and when issued in accordance with the terms of such Preferred Stock, will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

         (iv) The information set forth under the caption "Capitalization" in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation.

         (v) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

         (vi) The financial statements of the Company, together with related notes as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed herein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

         (vii) Price Waterhouse LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

         (viii) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or administrative agency or otherwise which if determined adversely to the Company might result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or to prevent the consummation of the transactions contemplated hereby.

         (ix) The Company has good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company occupies its leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement.

         (x) The Company has filed all Federal, State, local and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

         (xi) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development that could reasonably be expected to result in a material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is reasonably probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company has no material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement.

         (xii) The Company is not, nor with the giving of notice or lapse of time or both, will be, in violation of or in default under its Amended and Restated Certificate of Incorporation (the "Charter") or By-Laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default is of material significance in respect of the condition, financial or otherwise of the Company or the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party, or of the Charter or By-laws of the Company or any order, rule or regulation applicable to the Company of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

         (xiii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

         (xiv) The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know-how or other information or intellectual property rights (collectively, "Intellectual Property") described in the Prospectus as owned by or used by the Company or which is necessary to the conduct of its business as now conducted by the Company as described in the Prospectus. The Company is not aware of any infringement of or conflict with the rights or claims of others with respect to any of the products or Intellectual Property of the Company which could have a material adverse effect on the business or financial condition of the Company. The Company is not aware of any ongoing infringement of any of the Intellectual Property rights of the Company by any third party which could have a material adverse effect on the business or financial condition of the Company or the Subsidiaries.

         (xv) Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

         (xvi) The Company holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses.

         (xvii) The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations of the Commission thereunder.

         (xviii)   The Company maintains a system of internal accounting
    controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (xix) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar industries.

         (xx) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

         (xxi) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders.

    (b) Each of the Selling Shareholders severally and not jointly represents and warrants as follows:

         (i) Such Selling Shareholder now has and at the Closing Date and the Option Closing Date, as the case may be (as such dates are hereinafter defined) will have good and marketable title to the Firm Shares and the Option Shares to be sold by such Selling Shareholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares and Option Shares; and upon the delivery of, against payment for, such Firm Shares and Option Shares pursuant to this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

         (ii) Such Selling Shareholder has full right, power and authority to execute and deliver this Agreement, the Power of Attorney and Custody Agreement referred to below and to perform its obligations under such Agreements. The execution and delivery of this Agreement and the consummation by such Selling Shareholder of the transactions herein contemplated and the fulfillment by such Selling Shareholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, state securities laws or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, organizational documents of such Selling Shareholder, if not an individual, or any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Shareholder is a party, or of any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

         (iii) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, the Selling Shareholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

         (iv) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has adversely affected or may adversely affect the business of the Company; and the sale of the Firm Shares and the Option Shares by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company which is not set forth in the Registration Statement. The information pertaining to such Selling Shareholder under the caption "Principal and Selling Shareholders" in the Prospectus is complete and accurate in all material respects.

2.  Purchase, Sale and Delivery of the Firm Shares.
    ----------------------------------------------

    (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Sellers agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_____ [NET PRICE] per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof. The number of Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Seller as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and of each of the Selling Shareholders shall be several and not joint.

     (b) Certificates in negotiable form for the total number of the Shares to be sold hereunder by the Selling Shareholders have been placed in custody with Buchanan Ingersoll as custodian (the "Custodian") pursuant to the Power of Attorney and Custody Agreement executed by each Selling Shareholder for delivery of all Firm Shares and any Option Shares to be sold hereunder by the Selling Shareholders. Each of the Selling Shareholders specifically agrees that the Firm Shares and any Option Shares represented by the certificates held in custody for the Selling Shareholders under the Power of Attorney and Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminable by any act or deed of the Selling Shareholders (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Shareholder or the dissolution of a corporate Selling Shareholder) or by the occurrence of any other event or events, except as set forth in the Custodian Agreement. If any such event should occur prior to the delivery to the Underwriters of the Firm Shares or the Option Shares hereunder, certificates for the Firm Shares or the Options Shares, as the case may be, shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares held by it against delivery of such Shares or arrange for and confirm direct wire transfers by the Underwriters to the accounts specified pursuant to instructions provided by or on behalf of each such Selling Shareholder.

    (c) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) Funds to an account designated by the Company for the shares to be sold by it and to an account designated by the Custodian for the shares to be sold by the Selling Shareholders, in each case against delivery of certificates therefor through the facilities of the Depository Trust Company, New York, New York. Such payment and delivery are to be made through the facilities of the Depository Trust Company at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)

    (d) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, certain Selling Shareholders listed on Schedule III hereto hereby grant an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The maximum number of Option Shares to be sold by the Selling Shareholders is set forth opposite their respective names on Schedule III hereto. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Attorney-in-Fact and the Custodian setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. If the option granted hereby is exercised in part, the respective number of Option Shares to be sold by each of the Selling Shareholders listed in Schedule III hereto shall be determined on a pro rata basis in accordance with the percentages set forth opposite their names on Schedule II hereto, adjusted by you in such manner as to avoid fractional shares. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Attorney-in-Fact. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds to an account or accounts designated by the Custodian for the Option Shares to be sold by the Selling Shareholders against delivery of certificates therefor through the facilities of the Depository Trust Company, New York, New York.

    (e) If on the Closing Date or Option Closing Date, as the case may be, any Selling Shareholder fails to sell the Firm Shares or Option Shares which such Selling Shareholder has agreed to sell on such date as set forth in Schedule II
                                                                    -----------
or Schedule III hereto, the Company agrees that it will sell or arrange for the
   ------------
sale of that number of shares of Common Stock to the Underwriters which represents Firm Shares or the Option Shares which such Selling Shareholder has failed to so sell, as set forth in Schedule II or Schedule III hereto, or such
                                   ----------- -- ------------
lesser number as may be requested by the Representatives.


3.  Offering by the Underwriters.
    ----------------------------

    It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

    It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.  Covenants of the Company and the Selling Shareholders.
    -----------------------------------------------------

    (a)  The Company covenants and agrees with the several Underwriters that:

         (i) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations and (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations. To the extent applicable, the copies of the Registration Statement and each amendment thereto (including all exhibits filed therewith), any Preliminary Prospectus or Prospectus (in each case, as amended or supplemented) furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (ii) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission,
    (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

         (iii) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

         (iv) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

         (v) The Company will comply with the Act and the Rules and Regulations, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

         (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

         (vii) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

         (viii) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of BT Alex. Brown, except that the Company may, without such consent, (A) issue shares upon exercise of (1) options outstanding on the date of this Agreement issued pursuant to the Company's 1993 Stock Option and 1998 Stock Plan and (2) warrants outstanding on the date of this Agreement, and (B) grant options, offer to sell and sell shares of its Common Stock to its employees, directors and consultants pursuant to the 1998 Stock Plan.

         (ix) The Company will use its best efforts to list, subject to notice of issuance, the Shares on The NASDAQ National Stock Market.

         (x) The Company has caused each officer and director and shareholders holding [A MINIMUM OF ___%/IN THE AGGREGATE ___%] OF THE COMMON STOCK (INCLUDING ANY CAPITAL STOCK CONVERTIBLE INTO COMMON STOCK) of the Company to furnish to you, on or prior to the date of this agreement, a letter or letters (a "Lockup Agreement"), in form and substance satisfactory to the Underwriters, pursuant to which each such person has agreed for a period expiring 180 days after the date of the Prospectus not to (A) offer to sell, contract to sell, transfer or otherwise dispose of, directly or indirectly, any shares of capital stock of the Company, including shares of common stock of any series or class, any options, rights or warrants to purchase any shares of capital stock of the Company (including any stock appreciation right, or similar right with an exercise or conversion privilege at a price related to, or derived from, the market price of the capital stock of the Company) or any securities convertible into or exchangeable for shares of capital stock of the Company owned directly by the undersigned or with respect to which the undersigned has the power of disposition (including, without limitation, shares of capital stock of the Company which the undersigned may be deemed to beneficially own in accordance with the rules and regulations promulgated under the Exchange Act; provided, however, that each such person may transfer shares of Common Stock or options to purchase shares of Common Stock pursuant to a bona fide gift to such person's immediate family members, trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners if such transferee executes and delivers to BT Alex. Brown Incorporated a Lockup Agreement in the same form and content, and with the same expiration date, as the Lockup Agreement signed by such person, or (B) engage in any hedging transactions (including short sales, put and call options, cashless collar transactions or other forms of derivative security transactions) with respect to the Common Stock that may have an impact on the market price of the Common Stock.

         (xi) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus and shall include such information with respect thereto in such reports filed with the Commission as may be required in accordance with Rule 463 under the Act.

         (xii) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the 1940 Act.

         (xiii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

         (xiv) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

    (b) Each of the Selling Shareholders covenants and agrees with the several Underwriters that:

         (i) such Selling Shareholder shall not for the period beginning on the date hereof and expiring 180 days after the date of the Prospectus offer to sell, contract to sell, transfer or otherwise dispose of, directly or indirectly, any shares of capital stock of the Company, including shares of common stock of any series or class, any options, rights or warrants to purchase any shares of capital stock of the Company (including any stock appreciation right, or similar right with an exercise or conversion privilege at a price related to, or derived from, the market price of the capital stock of the Company) or any securities convertible into or exchangeable for shares of capital stock of the Company owned directly by such person or with respect to which such person has the power of disposition (including, without limitation, shares of capital stock of the Company which such person may be deemed to beneficially own in accordance with the rules and regulations promulgated under the Exchange Act; provided, however, that each such person may transfer shares of Common Stock or options to purchase shares of Common Stock pursuant to a bona fide gift to such person's immediate family members, trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners if such transferee executes and delivers to BT Alex. Brown Incorporated a Lockup Agreement in the same form and content, and with the same expiration date, as the Lockup Agreements referred to in
    Section 4(a)(x) hereof; or

         (ii) such Selling Shareholder shall not for the period beginning on the date hereof and expiring 180 days after the date of the Prospectus engage in any hedging transactions (including short sales, put and call options, cashless collar transactions or other forms of derivative security transactions) with respect to the Common Stock that may have an impact on the market price of the Common Stock.

         (iii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the

    Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 and Form-8(or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         (iv) Such Selling Shareholder shall not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.


5.  Costs and Expenses.
    ------------------

    The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Sellers under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and the Selling Shareholders; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters' Invitation Letter, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD) of the terms of the sale of the Shares; the Listing Fee of The NASDAQ Stock Market; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. To the extent, if at all, that any of the Selling Shareholders engage special legal counsel to represent them in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Shareholder. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Company. The Company agrees to pay all costs and expenses of the Underwriters (including the fees and disbursements of counsel for the Underwriters) incident to the offer and sale of directed shares of the Common Stock by the Underwriters to employees and persons having business relationships with the Company. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Shareholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.  Conditions to Obligations of the Underwriters.
    ---------------------------------------------

    The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Shareholders contained herein, and to the performance by the Company and the Selling Shareholders of their covenants and obligations hereunder and to the following additional conditions:

    (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Shareholders, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or State court of competent jurisdiction shall have been issued as of the Closing Date or Option Closing Date, as the case may be, which would prevent the issuance of the Shares.

    (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Buchanan Ingersoll, counsel for the Company and the Selling Shareholders, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

         (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New Jersey, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company has no subsidiaries; and the Company is duly qualified to transact business in all jurisdictions in which, to such counsel's knowledge, the conduct of its business requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Company.

         (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus except for issuances or forfeitures subsequent to the date of the information provided in such caption, if any, pursuant to the Company's 1993 Stock Option Plan, 1998 Stock Plan and warrants to purchase up to a maximum of 185,331 shares of Common Stock; the outstanding shares of Common Stock of the Company, including all shares to be sold by the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; the issued shares of Common Stock of the Company held by the Company as treasury stock, including all shares to be sold by the Company, have been duly authorized and validly issued; all of the Shares conform to the description thereof contained in the Prospectus; the certificates for the Shares, are in due and proper form; the shares of Common Stock, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; the portion of the shares of Common Stock, including the Option Shares, if any, to be sold by the Selling Shareholders pursuant to this Agreement after exercise of options to purchase such Common Stock and after conversion of Preferred Stock into such Common Stock have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of Shareholders exist with respect to any of the Shares or the issue or sale thereof.

         (iii) Except as described in or contemplated by the Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

         (iv) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

         (v) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and statistical information therein).

         (vi) The statements under the captions "Risk Factors -- Shares Eligible for Future Sale and Potential Adverse Effect on Market Price", "Risk Factors -- Anti-Takeover Effect of Certain Charter and By-Law and Other Provisions", "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

         (vii) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

         (viii) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company except as set forth in the Prospectus.

         (ix) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Charter or By-laws of the Company, or any agreement or instrument known to such counsel to which the Company is a party or by which the Company may be bound.

         (x) This Agreement has been duly authorized, executed and delivered by the Company.

         (xi) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

         (xii) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

         (xiii) This Agreement has been duly authorized, executed and delivered on behalf of the Selling Shareholders.

         (xiv) Each Selling Shareholder has full legal right, power and authority, and any approval required by law (other than as required by State securities and Blue Sky laws as to which such counsel need express no opinion), to sell, assign, transfer and deliver the portion of the Shares to be sold by such Selling Shareholder.

         (xv) The Custodian Agreement and the Power of Attorney executed and delivered by each Selling Shareholder is valid and binding.

         (xvi) The Underwriters (assuming that they are bona fide purchasers within the meaning of the Uniform Commercial Code) have acquired good and marketable title to the Shares being sold by each Selling Shareholder on the Closing Date, and the Option Closing Date, as the case may be, free and clear of all liens, encumbrances, equities and claims.

    In rendering such opinion Buchanan Ingersoll may rely as to matters governed by the laws of states other than New Jersey or Federal laws on local counsel in such jurisdictions and as to the matters set forth in subparagraphs (xiii),
(xiv) and (xv) on opinions of other counsel representing the respective Selling Shareholders, provided that in each case Buchanan Ingersoll shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Buchanan Ingersoll may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

    (c) The Representatives shall have received from Testa, Hurwitz & Thibeault, LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (ii), (iii), (iv), (ix) and (xi) of Paragraph (b) of this Section 6, and that the Company is a duly organized and validly existing corporation under the laws of the State of New Jersey. In rendering such opinion Testa, Hurwitz & Thibeault, LLP may rely as to all matters governed other than by the laws of the Commonwealth of Massachusetts or Federal laws on the opinion of counsel referred to in Paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact, necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement Testa, Hurwitz & Thibeault, LLP, may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

    (d) You shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Price Waterhouse LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

    (e) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

         (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registrations Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

         (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

         (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

         (iv) He or she has carefully examined the Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

         (v) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company whether or not arising in the ordinary course of business.

    (f) The Company and the Selling Shareholders shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

    (g) The Firm Shares and Option Shares, if any, have been approved for designation upon notice of issuance on The NASDAQ National Market.

    (h) The Lockup Agreements described in Section 4(a)(x) are in full force and effect.

    The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Testa, Hurwitz & Thibeault, LLP, counsel for the Underwriters.

    If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Shareholders of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

    In such event, the Selling Shareholders, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.  Conditions to the Obligations of the Sellers.
    --------------------------------------------

    The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.  Indemnification.
    ---------------

    (a)  The Company agrees:

         (i) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities to which such Underwriter or any controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (A) or (B) above (provided, that the Company shall not be liable under this clause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity obligation will be in addition to any liability which the Company may otherwise have.

          (ii) to reimburse each Underwriter and each controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

    (b) The Selling Shareholders severally and not jointly agree to indemnify the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or controlling person may become subject under the Act or otherwise to the same extent as indemnity is provided by the Company pursuant to
Section 8(a) above; provided, however, that each Underwriter and each person who controls such Underwriter agrees not to assert its rights to indemnity against any Selling Shareholder pursuant to this Section 8(b) for losses, claims, damages or liabilities, unless and until (i) such Underwriter or controlling person has requested indemnification and reimbursement from the Company for such losses, claims, damages or liabilities (including any legal or other expenses reasonably incurred) and (ii) the Company does not within 60 days of the date of such request (A) agree in writing to indemnify such Underwriter or controlling person and (B) reimburse in full such Underwriter or controlling person for all such losses, claims, damages or liabilities (including legal and other expenses) incurred. In no event, however, shall the liability of any Selling Shareholder for indemnification under this Section 8(b) exceed the proceeds received by such Selling Shareholder from the Underwriters in the offering. This indemnity obligation will be in addition to any liability which the Selling Shareholders may otherwise have.

    (c) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Shareholders, and each person, if any, who controls the Company or the Selling Shareholders within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Shareholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

    (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to
Section 8(a) and (b) and by the Company and the Selling Shareholders in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

    (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or
(c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) no Selling Shareholder shall be required to contribute any amount in excess of the proceeds received by such Selling Shareholder from the Underwriters in the offering. The Underwriters' obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

    (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

    (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, or the Selling Shareholder or any director, officer of other person controlling the Selling Shareholder, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, or to the Selling Shareholder or any director, officer or other person controlling the Selling Shareholder shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.  Default by Underwriters.
    -----------------------

    If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Shareholder), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Shareholders such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Shareholders or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Shareholders except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Notices.
    -------

    All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to BT Alex. Brown Incorporated, One South Street, Baltimore, Maryland 21202, Attention: Mr. William Burgess; with a copy to BT Alex. Brown, Incorporated, One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, Attention General Counsel; if to the Company [OR THE SELLING SHAREHOLDERS], to DSET Corporation, 1011 US Highway 22, Bridgewater, NJ 08807, Attention: Mr. William McHale; with a copy to Buchanan Ingersoll, College Centre, 500 College Road East, Princeton, NJ 08540,
Attention: William J. Thomas, Esq.

11. Termination.
    -----------

    This Agreement may be terminated as follows:

    (a) by you by notice to the Sellers at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by United States or New York State authorities, or (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

    (b)  as provided in Sections 6 and 9 of this Agreement.

12. Successors.
    ----------

    This Agreement has been and is made solely for the benefit of the Underwriters the Company and the Selling Shareholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13. Information Provided by Underwriters.
    ------------------------------------

    The Company, the Selling Shareholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Act and the information under the caption "Underwriting" in the Prospectus.

14. Miscellaneous.
    -------------

    The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors, officers or by or on behalf of any Selling Shareholder or any of their directors or officers or (c) delivery of and payment for the Shares under this Agreement.

    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

    If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

    Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                    Very truly yours,

                                    DSET CORPORATION



                                    By:
                                        -------------------------------------
                                        President

                                    Selling Shareholders listed on Schedule II

                                    By:
                                        -------------------------------------
                                        William J. Thomas, Esq.
                                        Attorney-in-Fact

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

BT ALEX. BROWN INCORPORATED

BancAmerica Robertson Stephens
SoundView Financial Group, Inc.

As Representatives of the several
Underwriters listed on Schedule I

By:  BT Alex. Brown Incorporated

By:
    --------------------------------------
   Authorized Officer

                                  SCHEDULE I


                           Schedule of Underwriters

                                                    Number of Firm Shares
          Underwriter                                  to be Purchased
          -----------                               ---------------------
BT Alex. Brown
BancAmerica Robertson Stephens
SoundView Financial Group, Inc.


                                                            ----------
       Total                                                 3,500,000
                                                            ==========

                                  SCHEDULE II


                       Schedule of Selling Shareholders



                                                          Number of Firm Shares
           Selling Shareholder                                 to be Sold
          ---------------------                           ---------------------
S. Daniel Shia...........................................        41,339
Lorine Jen, as custodian for Wenchung Jonathan Shia......       144,000
David Wu.................................................       188,996
Yi Chang.................................................        32,670
Loretta Yang.............................................        32,670
Hai-Perng Kuo............................................        51,195
James K. Chang...........................................        21,766
James Jen and Lorine Jen.................................         4,907
Ying-Tsai (Allen) Yang...................................         8,227
Wei-Ying Hu..............................................         4,500
So-Kong Shia & Jenny Lin.................................         4,587
Lan-Yuan Hsia............................................         4,554
Hsia Lan-Yun Tsai, custodian for David Tsai..............         4,523
Gary Tsai................................................         4,020
Lorine Jen, custodian for Alexander Jen..................         3,015
Shou-Chang Hsia..........................................         3,015
Nicole Kuo...............................................         1,500
Anthony Yuan and H. H. Yuan..............................         1,340
Paul A. Lipari  28,                                              28,000
Summit Ventures IV, L.P..................................       397,614
Summit Investors II, L.P.................................        17,562


                                                              ---------
      Total                                                   1,000,000
                                                              =========

                                 SCHEDULE III


                           Schedule of Option Shares


                                                    Maximum Number             Percentage of
                                                   of Option Shares           Total Number of
               Name of Seller                         to be Sold               Option Shares
---------------------------------------------  ------------------------  -------------------------
Hui-Yun R. Yuan                                                  16,389
Paul R. Smith                                                    33,275
Victor W. Mak                                                    17,338
Vincent J. Sheu                                                   6,780
William P. McHale, Jr.                                           36,495
Summit Ventures IV, L.P.                                        396,749
Summit Investors II, L.P.                                        17,524
                                                                -------                      -----
     Total                                                      525,000                       100%
                                                                =======                      =====